ICU MEDICAL, INC.

951 Calle Amanecer
San Clemente, California 92673

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 12, 2006

This Annual Meeting of Stockholders of ICU Medical, Inc. (the “Company”) will be held by means of remote communication on the Internet at the Company’s web site, www.icumed.com, and by conference telephone at (866) 383-8108, passcode 33456299, on Friday, May 12, 2006 at 9:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect two directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

2.	To ratify the selection of McGladrey & Pullen LLP, as independent auditors for the Company for the year ending December 31, 2006;

3.	To vote on a proposal to approve performance-based bonuses to be paid to the Company’s Chief Executive Officer and Chief Financial Officer if performance goals expressed in terms of the market price of the Company’s Common Stock are achieved; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has determined that only holders of Common Stock of record at the close of business on March 27, 2006 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You may attend the Annual Meeting by either clicking on “Investors” and then clicking on “Annual Meeting” on our web site, www.icumed.com, or calling (866) 383-8108, passcode 33456299, from a touch-tone telephone. If you hold stock certificates registered in your own name, you will need the control number printed on the attachment to the enclosed proxy card to verify that you are a stockholder of record. If your stock is held in “street name” by your broker or other nominee, you will need to provide the name of your broker or nominee to gain access to the Annual Meeting.

By Order of the Board of Directors

Francis J. O’Brien, Secretary

San Clemente, CA
April 10, 2006

YOUR VOTE IS IMPORTANT

Even though you plan to attend the Annual Meeting in person by means of remote communication, please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you attend the Annual Meeting electronically, you may withdraw your proxy and vote in person. You will find information on submitting your proxy over the Internet and by telephone and information about voting in person at the Annual Meeting on the reverse side of this notice.

THANK YOU FOR ACTING PROMPTLY

How do I submit my proxy?

You will have the opportunity to attend the Annual Meeting by means of remote communication and vote during the Annual Meeting if you choose. Whether or not you vote during the Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the Annual Meeting either:

•	by mailing the enclosed proxy card in the enclosed envelope;

•	electronically, using the Internet; or

•	over the telephone by calling a toll-free number.

The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded. If you are a stockholder of record and you would like to submit your proxy by telephone or by using the Internet, please refer to the specific instructions on the attachment to the enclosed proxy card. Alternatively, you may submit your proxy by mail by returning your signed proxy in the enclosed envelope. If we receive your proxy by mail, electronically or by telephone before the annual meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must give voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares at the Annual Meeting by telecopier or facsimile. The procedures for voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity.

To vote during the meeting, access the Company’s website at www.icumed.com, then click on the Investors tab, and click on the icon that says “Voting Ballot.” You may download and print the ballot. Alternatively, you may request that a ballot be faxed to you by calling Investor Relations at (800) 824-7890 any time before 4:00 PM PDT on May 11, 2006. After you have marked your votes and recorded your control number on your ballot, you may fax the ballot to the Company at (949) 366-8368. Ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:15 to 9:40 AM PDT on May 12, 2006.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to attend the Annual Meeting, you will be able to vote during the Annual Meeting, even if you have previously submitted your proxy.

Your vote is important. Thank you for voting.

ICU MEDICAL, INC.

951 Calle Amanecer
San Clemente, California 92673

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the “Company”) for use at the Annual Meeting of Stockholders. That meeting is to be held by means of remote communication on the Internet at the Company’s web site, www.icumed.com, and by conference telephone at (866) 383-8108, passcode 33456299, on Friday, May 12, 2006 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice.

The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 10, 2006. This Proxy Statement was also posted on the Company’s web site, www.icumed.com, on April 11, 2006.

Attendance by Remote Communication

The Annual Meeting will be held entirely by remote communication on the Internet, as permitted by Delaware law. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the Annual Meeting by means of remote communication will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.icumed.com, click on the Investors tab and click on the icon that says “Annual Meeting” or telephone (800) 295-3991, passcode 66006558 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 27, 2006, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.icumed.com, clicking on the Investors tab and clicking on the icon that says “Annual Meeting” or telephoning (866) 383-8108, passcode 33456299, at least 10 minutes before the beginning of the meeting. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the meeting.

There is additional information about voting at the Annual Meeting on the opposite page. Stockholders may also obtain additional information about accessing and voting at the Annual Meeting by calling Investor Relations at 800-824-7890.

Proxy Information

A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in, or otherwise nominated as set forth in this Proxy Statement, (ii) the proposal to ratify the selection of indepdent auditors, (iii) the proposal to approve performance-based bonuses and (iv), in the discretion of the proxy holders, on any other business that comes before the meeting.

Record Date and Voting

As of March 27, 2006 the outstanding voting securities of the Company consisted of 14,282,815 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on March 27, 2006 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person electronically or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

Directors are elected by a plurality of the votes of the shares present in person electronically or by proxy and entitled to vote on the election of directors. As a result, abstentions have no effect on the election of directors. Generally, stockholder approval of other matters, such as the ratification of the selection of independent auditors and approval of the performance-based bonuses, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares voted to abstain on such a matter will be treated as entitled to vote on the matter and will thus have the same effect as “no” votes.

The term “broker non-votes” refers to shares held by a broker in street name that are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on such matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners. Approval of the performance-based bonuses is a non-routine matter on which brokers may not vote without instructions from beneficial owners.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as to shares of Common Stock owned as of March 27, 2006, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the George A. Lopez, M.D. Second Family Limited Partnership, the Lopez Family Trust, George A. Lopez, M.D. and Diana K. Lopez, M.D. is 951 Calle Amanecer, San Clemente, California 92673.

	Shares Owned Beneficially		Percent of Class(1)
George A. Lopez, M.D.	4,081,421	(3)	23.8%
George A. Lopez, M.D. Second Family Limited Partnership	1,186,843	(2)	8.3%
Neuberger Berman, Inc. 605 Third Avenue, New York, NY 10158-3698	1,832,910	(8)	12.8%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000, Chicago, IL 60606	1,669,312	(8)	11.7%
Snow Capital Management, L.P. 2100 Corporate Drive, Suite 300, Pittsburgh, PA 15237	1,434,297	(8)	10.0%
Jack W. Brown	50,625	(5)	*
John J. Connors	29,375	(6	*
Michael T. Kovalchik III, M.D.	45,437	(5)	*
Joseph R. Saucedo	39,375	(5)	*
Richard H. Sherman, M.D.	112,176	(5)	*
Robert S. Swinney, M.D.	47,125	(4)(5)	*
All directors and executive officers as a group (11 persons)	4,644,628	(7)	26.4%

*	Less than one percent

(1)	Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.

(2)	Dr. George A. Lopez is the general partner of the George A. Lopez, M.D. Second Family Limited Partnership (the “Partnership”) and holds a one-percent general partnership interest in the Partnership. As general partner, he has the power to vote and power to dispose of the 1,186,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez’s children, the Christopher George Lopez Children’s Trust and the Nicholas George Lopez Children’s Trust, own a 99% limited partnership interest in the Partnership. Dr. Lopez is not trustee of and has no interest in his children’s Trusts. Except to the extent of the undivided one percent general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership.

(3)	Includes options to acquire 2,857,333 shares. Also includes the 1,186,843 shares owned by the Partnership, as to which shares Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (2). Includes 23,223 shares owned by the Lopez Family Trust. Dr. George A. Lopez and his wife, Dr. Diana K. Lopez, are trustees and beneficiaries of the Family Trust; except to the extent of their pecuniary interests as beneficiaries of the Family Trust, the Drs. Lopez disclaim any beneficial ownership of the shares owned by the Family Trust. Does not include 173,950 held by Dr. Diana K. Lopez as Trustee of the Lopez CRT #1 for the benefit of the Drs. Lopez, as to which shares Dr. George A. Lopez has no voting or investment power and disclaims any beneficial ownership.

(4)	Does not include 750 shares owned by Dr. Swinney’s wife as to which he has no voting or investment power and disclaims any beneficial ownership.

(5)	Includes options to acquire 39,375 shares.

(6)	Includes options to acquire 24,375 shares.

(7)	Includes options to acquire 3,308,583 shares.

(8)	Information included solely in reliance on information included in a Statement on Schedule 13D or 13G filed with the Securities and Exchange Commission by the indicated holder.

ELECTION OF DIRECTORS

Nominees and Directors

Two directors, of the seven directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the 2009 Annual Meeting and until their successors are elected and qualified. The Company’s Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

In the election of directors, the proxy holders intend to vote for the election Jack W. Brown and Richard H. Sherman, M.D., who are now members of the Board and whose current terms of office are expiring. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company’s Nominating/Corporate Governance Committee.

Name	Age	Director since	Current Term Expires	Principal Occupation
George A. Lopez, M.D.	58	1984	2007	Chairman of the Board, President and Chief Executive Officer of the Company
Jack W. Brown	66	1992	2006	Former Chairman of the Board and President of Gish Biomedical, Inc., disposable medical devices
John J. Connors, Esquire	66	1992	2008	Patent Attorney, founder, Connors & Associates, a legal network serving inventors and entrepreneurs
Michael T. Kovalchik III, M.D.	60	1989	2008	Physician and Director of Davita Healthcare Kidney Center, Torrington, Connecticut; Chairman Ethics Committee, Charlotte Hungerford Hospital, Torrington, Connecticut
Joseph R. Saucedo	62	2001	2008	Chairman and President of Bolsa Resources, Inc., a management consulting firm
Richard H. Sherman, M.D.	59	1990	2006	Physician and Assistant Chair, Department of Medicine, Bay Health Medical Center, Milford Memorial Hospital, Milford, Delaware
Robert S. Swinney, M.D.	60	1998	2007	Physician and member of the faculty of the Los Angeles County — University of Southern California Medical Center

Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

Messrs. Brown, Connors and Saucedo and Drs. Kovalchik, Sherman and Swinney have been engaged in their current occupations for more than five years. Mr. Connors previously served as a director from December 1988 to July 1989. Dr. Swinney previously served as a director from 1989 to October 1995.

Board Committees and Attendance at Meetings

The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

Audit Committee.    The Board of Directors has an Audit Committee, which consists of Messrs. Brown, Connors and Saucedo (Chairman). As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements. The Audit Committee met ten times in 2005.

During 2005, the Audit Committee consisted of three directors who are independent directors as defined under the listing standards of the Nasdaq National Market System. The Company’s Board of Directors adopted a revised Audit Committee charter on July 25, 2003.

The Board of Directors has determined that Joseph R. Saucedo is an “audit committee financial expert” and is “independent,” as both those terms are defined by Securities and Exchange Commission regulations.

Compensation Committee.    The Board of Directors has a Compensation Committee, consisting of Messrs. Brown, Connors and Saucedo, Drs. Kovalchik (Chairman), Sherman and Swinney. The Board has determined that all members of the Compensation Committee are independent directors under the listing standards of the Nasdaq Stock Market System. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors on July 25, 2003, a copy of which can be found on the Company’s web site, www.icumed.com. The Compensation Committee, as more fully described in the Compensation Committee Report, discharges the responsibilities of the Board of Directors relating to executive and director compensation, and oversees incentive, equity based and other compensatory plans in which executive officers and key employees of the Company participate, including authorization of the grant of stock options. The Compensation Committee met five times in 2005.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee (the “Nominating Committee”) consists of Drs. Kovalchik, Sherman (Chairman) and Swinney, each of whom the Board of Directors has determined is independent under the listing standards of the Nasdaq National Market System. The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on July 25, 2003, a copy of which can be found on the Company’s web site, www.icumed.com. The Nominating Committee’s role is to recommend to the Board of Directors policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning the Company’s corporate governance guidelines and codes of ethics and business conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board of Directors. The Nominating Committee, which was first appointed on October 17, 2003, met twice in 2005.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the listing standards of the Nasdaq National Market System; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board of Directors, the upcoming election cycle of the Board and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the

Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee’s attention through current directors, the Company’s professional advisors, stockholders or others.

The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are the same as those described below under “Nomination of Directors and Stockholder Proposals.” Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

The Nominating Committee has approved the nominations of Jack W. Brown and Richard H. Sherman, M.D. for reelection as directors at the Annual Meeting. The Nominating Committee considered the candidates’ past contributions to the Board of Directors, their willingness to continue to serve and the benefits of continuity in the membership of the Board of Directors and determined that the reelection of the three candidates was appropriate.

The Board of Directors has adopted a Code of Business Conduct and Ethics for Officers, and a copy is available on the Company’s website, www.icumed.com.

During 2005, the Board met fifteen times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

It is the policy of the Company to invite and encourage all members of the board of directors to attend the annual meeting. In 2005, six directors attended the annual meeting.

Communications with Board of Directors

The Company’s Board of Directors has an established process for stockholder communications. Stockholders may contact any of our Directors, including the Chairman, by writing to them c/o ICU Medical, Inc. 951 Calle Amanecer, San Clemente, California 92673. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the Chairman of the Board for further review and distribution to certain or all members of the Board of Directors, if and as appropriate. Communications addressed to individual directors will be forwarded directly to the named director. Stockholders may also contact the Board by sending e-mail to ir@icumed.com.

Any communications directed to the Board of Directors, the Chairman or any other member of the Board that allege or report any complaint or concern regarding accounting, internal accounting controls or auditing matters will be immediately forwarded to the Chairman of the Audit Committee.

Complaints or concerns may be reported in writing or by telephoning our Corporate Governance Hotline at 1-800-886-0868. All calls are confidential.

In the past year, the Board of Directors did not receive any stockholder communications that it considered material and therefore took no action.

Executive Compensation

Compensation Committee Report

During 2005, the Compensation Committee consisted of six directors who are not employees or former employees of, or consultants to, the Company. The Compensation Committee reviews the performance of the Company and the Chief Executive Officer, sets performance objectives, establishes the compensation of the Chief Executive Officer, recommends to the Board of Directors the compensation of the other executive officers and authorizes the grant of options to employees and awards under the Company’s 2005 Long-Term Retention Plan.

The Company’s policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs, although as explained below, use of stock-based programs has been substantially curtailed starting in 2005.

The Compensation Committee has adopted an executive compensation policy which provides a base salary, incentive bonuses and stock options. Upon achievement of performance objectives, officers other than Dr. Lopez could receive, in addition to base salaries, bonuses in amounts ranging from 20% to 33% of their base salaries, and higher amounts in certain circumstances for unusual achievements. The Compensation Committee believes that incentive bonuses serve to align the interests of the executive officers with the interests of the Company’s stockholders.

The base salary paid to Dr. Lopez in 2005 was set by the Compensation Committee in accordance with the Company’s executive compensation policy at near the middle of the range of total compensation paid to chief executive officers of companies that the Compensation Committee deemed to be comparable to the Company. Dr. Lopez was granted options to purchase 100,000 shares in the first half of 2005. The executive compensation policy has set the incentive bonuses and the value of stock options to be awarded to Dr. Lopez at a higher percentage of his base salary than that awarded to other officers. The Compensation Committee believes that in view of the Chief Executive Officer’s overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance.

In 2005, the Compensation Committee decided to substantially curtail the use of stock-based compensation because of changes to accounting rules to require expense for share based payments to be recognized in the income statement. The Compensation Committee believes that if expense is to be recognized, it is more efficient for the Company to use cash rather than shares of the Company’s stock, and therefore expects increasing use of cash for incentive payments, including awards under the Long-Term Retention Program.

April 7, 2006

COMPENSATION COMMITTEE

Michael T. Kovalchik III, M.D., Chairman
Jack W. Brown
John J. Connors
Joseph R. Saucedo
Richard H. Sherman, M.D.
Robert S. Swinney, M.D.

Summary of Cash and Certain Other Compensation

The following table shows the compensation earned for the past three years by each of the Company’s executive officers whose 2005 compensation exceeded $100,000 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Position	Year	Salary ($)	Bonus (1)		Securities Underlying Options (#)(1)		All Other Compensation ($)
George A. Lopez	2005	$500,000	$550,000		100,000	(2)	$85,089	(3)
Chairman of the Board,	2004	340,000	0		100,000	(2)	62,508	(3)
President and Chief Executive Officer	2003	340,000	187,000		200,000	(2)	48,069	(3)

Francis J. O’Brien	2005	290,000	130,000		12,500	(2)	3,056	(4)
Secretary, Treasurer and	2004	230,000	0		12,500	(2)	2,562	(4)
Chief Financial Officer	2003	222,000	27,750		25,000	(2)	2,500	(4)

Richard A. Costello	2005	202,500	115,000		10,000	(2)	2,531	(4)
Vice President of Sales	2004	190,000	140,009	(5)	10,000	(2)	2,375	(4)
	2003	183,333	30,000		20,000	(2)	2,500	(4)

Steven C. Riggs	2005	180,000	94,000		7,000	(2)	1,955	(4)
Vice President of Operations	2004	150,000	0		3,500	(2)	1,875	(4)
	2003	130,667	18,900		7,000	(2)	2,033	(4)

Alison D. Burcar	2005	120,000	60,000		5,000	(2)	0
Vice President of Marketing	2004	113,249	0		2,500	(2)	0
	2003	90,000	8,500		5,000	(2)	50	(4)

(1)	Bonus amounts are included in the year earned rather than the year actually paid; a portion is paid in the following year.

(2)	Options to acquire shares of the Company.

(3)	Includes dollar value of life insurance premiums paid by the Company, based on the cost of term life insurance, plus the dollar value, on an actuarial basis, of the net cash surrender value accruing to the Diana Lopez Insurance Trust as owner of the life insurance policy on Dr. Lopez of $81,006 in 2005, $59,956 in 2004 and $45,569 in 2003 and Company matching contributions under Section 401(k) retirement plan for employees of $4,083 in 2005, $2,562 in 2004 and $2,500 in 2003.

(4)	Company matching contribution under section 401(k) retirement plan.

(5)	Paid after achievement of a designated goal set in 2001.

Annual salary amounts for 2006 are: Dr. Lopez $500,000; Mr. O’Brien $290,000; Mr. Costello $190,000; Mr. Riggs $231,000; Ms. Burcar $135,000.

Stock Option Grants

Options to purchase Common Stock of the Company were granted in 2005 to employees under the ICU Medical, Inc. 2003 Stock Option Plan (“2003 Plan”), which provides for the grant of options to purchase up to 1,500,000 shares. The exercise price of options granted under the 2003 Plan is the fair market value of the Common Stock on the date of grant. All options granted under the 2003 Plan expire ten years from issuance and vest in equal annual amounts on the first, second and third anniversary of issuance. The Company granted options to purchase 171,500 shares of Common Stock under the 2003 Plan in 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2005	Exercise or Base Price Per Share ($/Sh)	Expiration Date	5% ($)(1)	10% ($)(1)
George A. Lopez, M.D.	100,000	67%	$32.92	4/16/15	$2,070,321	$5,246,600
Francis J. O’Brien	12,500	8%	32.92	4/16/15	258,790	655,825
Richard A. Costello	10,000	7%	32.92	4/16/15	207,032	524,660
Steven C. Riggs	7,000	5%	32.92	4/16/15	144,922	367,262
Alison D. Burcar	5,000	3%	32.92	4/16/15	103,516	262,330

(1)	The rates of stock appreciation reflected in the table are assumed solely for the purpose of compliance with the rules of the Securities and Exchange Commission relating to the disclosure of executive compensation. The Company’s Common Stock has at times appreciated at rates substantially different than the assumed rates and at other times the value of the Common Stock has declined. Neither the assumed appreciation rates nor the actual changes in the share value of the Company’s common stock since the dates of option grants are necessarily indicative of any future value of the Common Stock. The actual realizable value of the options may be substantially greater or less than that reflected in the table depending on the actual changes in the share value during the options’ terms.

Stock Option Exercises and Holdings

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

The following table contains information about stock options of the Company exercised during 2005, and stock options held at December 31, 2005, by the named executive officers of the Company. It excludes activity under the 2002 Employee Stock Purchase Plan.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($) Exercisable/Unexercisable
George A. Lopez, M.D.	335,707	$9,022,679	2,875,389 / 16,667	$66,802,936 / $108,919
Francis J. O’Brien	0	0	72,472 / 0	571,603 / 0
Richard A. Costello	20,000	485,900	70,527 / 15,000	728,975 / 229,650
Steven C. Riggs	2,500	53,333	57,001 / 0	659,989 / 0
Alison D. Burcar	0	0	25,000 / 0	295,886 / 0

Long Term Retention Plan Awards

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payment	Threshold	Target	Maximum
George A. Lopez	*	6 years	$0	$1,000,000	$2,000,000
Francis J. O’Brien	*	6 years	0	500,000	1,000,000
Richard A. Costello	*	6 years	0	333,000	666,000
Steven C. Riggs	*	6 years	0	400,000	800,000
Alison D. Burcar	*	6 years	0	220,000	440,000

*	Not applicable

On January 29, 2005, the Board of Directors approved the 2005 Long Term Retention Plan. Under the Plan, the Compensation Committee shall periodically determine, after advice from and consultation with the chief Executive Officer (“CEO”), the award to each participant, except that the Compensation Committee shall determine the award to the CEO, without advice from or consultation with the CEO.

Awards are payable, except with respect to the CEO, at the sole discretion of the CEO on the sixth anniversary of the award, or sooner if Dr. George A. Lopez ceases to be CEO. The award to the CEO is payable at the sole discretion of the Compensation Committee on the sixth anniversary of the award. To receive payment of an award, a participant must be an employee of the Company at the time payment is due. The Maximum amounts of the awards may be up to 200% of the Target amounts based upon increases in the price of the Company’s common stock or market capitalization. The following awards were made on January 29, 2006: Dr. Lopez $301,000; Mr. O’Brien $200,000; Mr. Costello $200,000; Mr. Riggs $300,000; Ms. Burcar $100,000.

Performance Graph

The following graph shows the total stockholder return on the Company’s Common Stock based on the market price of the Common Stock from January 1, 2000 to December 31, 2005 and the total returns of the Nasdaq Stock Market National Market Tier Index and Common Stocks of a peer group selected by the Company for the same period.

COMPARISON OF TOTAL RETURN FROM JANUARY 1, 2000 TO DECEMBER 31, 2005
AMONG ICU MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX AND PEER GROUP

	1/1/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
ICU Medical, Inc.	100.0	147.7	185.7	170.7	136.1	195.2
Nasdaq	100.0	79.3	54.8	82.0	89.2	91.1
Peer Group	100.0	140.0	100.4	144.5	153.1	198.4

Assumes $100 invested on January 1, 2000 in the Company’s Common Stock, the Nasdaq Stock Market National Market Tier Index and the Peer Group.

The companies in the peer group selected by the Company are Merit Medical Systems, Inc., Microtek Medical Holdings, Inc., ResMed, Inc., Utah Medical Products, Inc. and Vital Signs, Inc. The basis for the selection of the companies in the peer group is that, like the Company, they are all small to mid-size producers of medical products.

Directors’ Compensation

During 2005, the Company paid directors who were not employees of the Company an annual retainer of $24,000, payable currently, an annual retainer of $12,000 payable on a deferred basis, plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically. Pay for attendance at meetings of Committees of the Board is $750 per day and $375 if the meeting is conducted telephonically. Each Chairperson of a Committee of the Board also receives an annual retainer of $5,000 plus additional pay for attendance at each meeting of the Committee of $750 per day and $375 if the meeting is conducted telephonically.

In 2005, each Director received grants of options to purchase 3,750 shares of Common stock of the Company under the 2001 Directors Stock Option Plan. The Board has suspended all future grants of options to purchase common stock of the Company under the 2001 Directors Stock Option Plan.

Employment Agreements

The Company enters into employment agreements with each named executive officer for semi-annual periods ending on June 30 and December 31, and they may be renewed for successive six-month periods upon expiration, unless terminated. The agreements may be terminated by the Company on sixty days notice. They provide for an annual base salary and a bonus payable in cash based on achievement of performance goals. Under the employment agreement with Dr. Lopez, he received quarterly grants of options to acquire the Company’s stock. Under employment agreements with the other officers, options to acquire the Company’s stock were awarded based on achievement of performance goals.

Grants of options under employment agreements were suspended in 2004. The Committee approved grants of options to the officers in April 2004 and April 2005 unrelated to the achievement of performance goals, and no options have been granted since April 2005. All options 2004 and 2005 vest six months from the date of issuance.

The Company also has an agreement with Dr. Lopez which generally provides that, in the event the Company undergoes a change in control, as defined, and his employment is terminated involuntarily or, after certain negative changes in condition of employment occur, voluntarily within 24 months of a change in control, he will be entitled to three times his annual salary and bonus, payment of bonus through the date of termination and continuation of benefits for three years, and any stock options he holds will vest in full. In addition, if any payments are subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he will be entitled to a “gross up” of payments to offset the effect of the excise tax. The Company will not be entitled to a tax deduction for any payments made under the agreement that are subject to the excise tax.

Life Insurance

The Diana Lopez Insurance Trust is the owner of a $3 million life insurance policy on Dr. Lopez. The Company has in the past advanced funds to pay the premium on the policy. The Company has a collateral assignment entitling it to recover, generally from the value of the policy, all premiums paid on the policy. Because of legislative changes, the Company has ceased paying premiums on the policy, and has not reached agreement with Dr. Lopez or the owner of the policy on the disposition of the policy. The 2003 and 2004 premiums have not been paid. The total premiums paid to date are $479,000 and the net surrender value of the policy is approximately $465,000. If no further premiums are paid and no other action is taken, the policy will lapse in approximately twenty-three years, at which time it will have no value.

Sports Promotion

The company sponsors a competitive free-diving team that supports Dr. Lopez’s participation in free-diving competitions. Dr. Lopez holds several records for depths achieved in free-diving, that is, diving without underwater breathing equipment. The Company’s name and logo are featured on the apparel and equipment of the free-diving team, and the Company is prominently identified in videos and other records of competitions that the team enters. The Company believes its corporate image is enhanced by publicity generated by the team’s activities and that it should sponsor the free-diving team. Expenses incurred to sponsor the free-diving team include costs of training trips and travel to competitions, accommodations and living expenses, compensation to competition officials and tem members, equipment costs and boat charter expenses. In 2005, the Company incurred approximately $103,000 of expenses in sponsoring the free-diving team. Dr. Lopez receives no compensation for participation in the team’s activities over and above his normal compensation for service as the Company’s Chief Executive Officer.

SELECTION OF AUDITORS

The Audit Committee of the Board of Directors of the Company has selected McGladrey & Pullen LLP (“McGladrey”), as independent auditors of the Company for the year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. McGladrey audited the Company’s financial statements for the first time in 2005. Representatives of McGladrey are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

On May 26, 2005, Deloitte & Touche LLP (“Deloitte”) resigned as the Registrant’s independent registered public accounting firm.

Deloitte’s report on the Company’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s past two years and the subsequent interim period to the date of Deloitte’s resignation, there have not been any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report, and there have not been any “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On May 26, 2005, the Company’s Audit Committee engaged McGladrey as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

The decision to change the independent registered independent public accounting firm was approved by the Company’s Audit Committee.

During the past two years and the subsequent interim period up to its engagement, the Company has not (and no one on its behalf has) consulted with McGladrey on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Fees Paid to Auditors

It is the policy of our Audit Committee to have the engagement of our independent auditor to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter.

McGladrey was our independent auditor in 2005. Fees billed by McGladrey in 2005 are as follows:

2005
Audit fees — financial statements	$126,500
Audit fees — internal controls over financial reporting	290,033
Audit related fees	-0-
Tax fees	-0-
All other fees	-0-

Deloitte was our independent auditor in 2004. Fees billed by Deloitte in 2004 and 2005 for services through the date of their resignation are as follows:

	2005	2004
Audit fees — financial statements	$191,100	$195,290
Audit fees — internal controls over financial reporting	128,025	529,494
Audit related fees	6,150	8,500
Tax fees	49,452	65,286
All other fees	-0-	-0-

Audit related services:
SEC filings	1,650	3,500
Accounting consultation	4,500	5,000
	$6,150	$8,500

The engagement for all audit related services was approved in advance by our Audit Committee.

Audit Committee Report

The Company’s audited consolidated financial statements are included in the Company’s Annual Report to Shareholders and Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Further, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees, as amended, and has discussed the independent auditor’s independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report to Stockholders and Form 10-K.

April 7, 2006

AUDIT COMMITTEE

Joseph R. Saucedo, Chairman
John J. Connors
Jack W. Brown

PROPOSAL TO APPROVE PERFORMANCE-BASED BONUSES

On March 22, 2006, the Compensation Committee of the Board of Directors (the “Committee”) approved the payment of performance-based cash bonuses (“Performance Bonuses”) to Dr. Lopez and Mr. O’Brien. The Performance Bonuses are to be paid for each of the five years ending December 31, 2006 through 2010 if the closing price of the Company’s Common Stock on the last trading day of such year is equal to or higher than the target stock price (“Target Price”) for such year established by the Committee. The Performance Bonuses are intended to satisfy the requirements for qualified performance-based compensation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee believes that the Performance Bonuses will provide benefits to the stockholders by encouraging Dr. Lopez and Mr. O’Brien to promote and strengthen the Company’s investor and public relations, which may lead to improved market performance of the Company’s Common Stock. We are asking the stockholders to approve the Performance Bonuses to satisfy one of the conditions for the Company’s federal income tax deduction of the amounts paid as Performance Bonuses.

Section 162(m)

Under Section 162(m) of the Code, the Company’s federal income tax deduction for a taxable year for compensation for services performed by each named executive officer listed in the Summary Compensation Table on page 9 is generally limited to $1 million. However, compensation that qualifies under Section 162(m) as “performance-based” does not count against the $1 million limit. One of the conditions that must be satisfied for compensation to qualify as “performance-based” under Section 162(m) is that the material terms of the compensation arrangement must be disclosed to and approved by the Company’s stockholders. The material terms that must be disclosed and approved are the employees eligible to receive the compensation, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that can be paid to an employee on achievement of the performance goal.

The employees eligible to be paid Performance Bonuses are George A. Lopez, Chairman of the Board, President and Chief Executive Officer of the Company, and Francis J. O’Brien, Secretary, Treasurer and Chief Financial Officer of the Company. The business criterion on which the performance goal is based is the price of the Company’s Common Stock. The maximum amounts of the Performance Bonuses that can be paid for any year on achievement of the performance goal are $1,000,000 for Dr. Lopez and $500,000 for Mr. O’Brien. Approval of the Performance Bonuses by the stockholders will constitute approval of each of these terms for purposes of the approval required by Section 162(m). The Company will not pay any Performance Bonuses unless they are approved by the stockholders.

Our Board recommends a vote FOR approval of the Performance Bonuses.

Vote Required

Approval of the Performance Bonuses requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Payment of Performance Bonuses

The following summary of the terms of the Performance Bonuses is qualified in its entirety by reference to the terms of the Performance Bonuses set forth in Appendix A.

For each of the years ending December 31, 2006 through 2010, the Committee will establish the amount of the Performance Bonuses to be paid to each eligible employee, subject to the maximum amount described above for that employee, and the Target Price for such year. The Company will pay the Performance Bonuses for a year if the “Closing Price” (as defined in Appendix A) for such year is equal to or higher than the Target Price for such year. The Company will not pay the Performance Bonuses for any year if the Closing Price for such year is not equal to or higher than the Target Price for such year.

The conditions for payment of the Performance Bonuses will be deemed to be met in the event of an acquisition of the Company in which holders of the Company’s Common Stock receive cash or other consideration for the Common Stock with a value equal to or higher than the Target Price for the year in which the acquisition is completed. The Company will not pay the Performance Bonus for any year to Dr. Lopez if he is not serving as Chief Executive Officer of the Company or to Mr. O’Brien if he is not serving as Chief Financial Officer of the Company, in each case on the last trading day of such year unless the conditions for payment of the Performance Bonuses are deemed to be met in connection with an acquisition of the Company.

2006 Compensation

For 2006, the Committee approved compensation for Dr. Lopez consisting of base salary of $500,000, a bonus of up to $500,000 payable one-half at the end of the first six months of the year and one-half at the end of the second six months, in each case at the discretion of the Committee, and a Performance Bonus of $550,000 as described above, payable if the Target Price for 2006 is achieved. The Committee recommended and the Board approved compensation for Mr. O’Brien consisting of base salary of $290,000, a bonus of up to

$87,000 payable if certain performance goals are achieved, and a Performance Bonus of $250,000 as described above, payable if the Target Price for 2006 is achieved. If all of the bonuses for 2006 are earned and paid, Dr. Lopez’s compensation for 2006 will exceed the $1 million limit for deductibility under Section 162(m) unless his Performance Bonus qualifies as “performance-based” compensation under Section 162(m). Mr. O’Brien’s total compensation for 2006 is not likely to exceed $1 million.

In addition to the foregoing amounts, however, Dr. Lopez and Mr. O’Brien could, but are not expected to, receive compensation payments under our Long-Term Retention Plan described above under “Executive Compensation — Long Term Retention Plan Awards.” Payments under the Long-Term Retention Plan would not qualify as “performance-based” compensation under Section 162(m). Under an agreement described above under “Executive Compensation — Employment Agreements,” Dr. Lopez could, but is not expected to, receive additional compensation in connection with a change in control of the Company that would not qualify as “performance-based” compensation under Section 162(m). Assuming that the Performance Bonuses qualify as “performance-based” compensation under Section 162(m), they will be the only elements of compensation paid to Dr. Lopez and Mr. O’Brien for 2006 that will not count against the $1 million limit for deductibility under Section 162(m).

Federal Income Tax Considerations

All amounts paid pursuant to the Performance Bonuses will be taxable income to the employee when received. Subject to Section 162(m) of the Code, the Company will generally be entitled to a federal income tax deduction in the amounts of the Performance Bonuses.

Stockholder approval is only one of the conditions that must be satisfied to qualify the Performance Bonuses as “performance-based” compensation under Section 162(m). We anticipate that the Performance Bonuses will satisfy the other conditions to qualify for deductibility as “performance-based” compensation under Section 162(m). If the Performance Bonuses are approved by the stockholders, however, they will be paid if earned regardless of the failure of any other aspect of the Performance Bonuses to satisfy the requirements of Section 162(m).

The foregoing is only a summary of certain federal income taxation considerations affecting employees and the Company related to the Performance Bonuses. It does not purport to be complete and does not discuss state or local income tax laws applicable to any employee or the Company.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

ANNUAL REPORT

The Company’s Annual Report for the year ended December 31, 2005 is being mailed to all stockholders together with this Proxy Statement. The Company’s Annual Report is also posted on the Company’s web site, www.icumed.com.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 27, 2006. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO POSTED ON THE COMPANY’S WEB SITE, WWW.ICUMED.COM.

NOMINATION OF DIRECTORS AND
SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to nominate persons for election as directors at an annual meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stock holder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. Either of the notices described above will be timely if it is delivered to or mailed and received at the Company’s executive offices not less than 50 days nor more than 75 days prior to the date of the annual meeting, unless the Company has given less than 60 days notice or prior public disclosure of the date of the meeting, in which case the notice must be received by the Company not less than 10 days after notice of the meeting was mailed or public disclosure of the date of the meeting was made. A proposal that a stockholder wants the Company to include in the Proxy Statement for the 2007 Annual Meeting must be received by the Company at its principal executive offices by December 12, 2006 or if the date of the annual meeting is changed by more than 30 days from May 12, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 2005 the following Section 16(a) filings were not filed on a timely basis: one Form 4 filing for John J. Connors.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Francis J. O’Brien, Secretary

Appendix A

ICU MEDICAL, INC.

PERFORMANCE-BASED BONUSES

For each of the years ended December 31, 2006 through 2010, ICU Medical, Inc. (the “Company”) shall pay cash bonuses (“Performance Bonuses”) to George A. Lopez (“Lopez”) and Francis J. O’Brien (“O’Brien”), currently the Chief Executive Officer and the Chief Financial Officer, respectively, of the Company, if the closing price of the Company’s Common Stock on the Nasdaq National Stock Market on the last trading day of such year as reported by The Wall Street Journal (the “Closing Price”) is equal to or higher than the target stock price (“Target Price”) for such year established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. During the first quarter of each such year, the Committee will establish the amount of the Performance Bonuses to be paid, which may not exceed $1,000,000 for Lopez or $500,000 for O’Brien, and the Target Price for such year. The Committee may not change either the Performance Bonus amounts or the Target Price for any year after the last day of the first quarter of such year.

If the Closing Price for a year is equal to or higher than the Target Price for such year, the Company shall pay the Performance Bonuses for such year to Lopez and O’Brien no later than January 10 of the next year. The Company shall not pay all or part of the Performance Bonuses for any year if the Closing Price for such year was not equal to or higher than the Target Price for such year.

The Committee shall not establish a Performance Bonus for any year, for Lopez if he is no longer serving as Chief Executive Officer of the Company, or for O’Brien if he is no longer serving as Chief Financial Officer of the Company. The Company shall not pay all or part of the Performance Bonus for any year to Lopez if he is not serving as Chief Executive Officer of the Company or to O’Brien if he is not serving as Chief Financial Officer of the Company, in each case on the last trading day of such year unless the conditions for payment of the Performance Bonuses are deemed to be met as provided below in connection with an acquisition of the Company. The fact that either Lopez or O’Brien shall be eligible to receive payment of a Performance Bonus for any year shall not entitle him to continued employment or to continue to serve as Chief Executive Officer or Chief Financial Officer, as the case may be, until the last trading day of such year.

If no sales of the Company’s Common Stock are reported for the last trading day of any year, the Closing Price for such year shall instead be the closing price on the last preceding trading day for which sales are reported, provided that if no sales are reported for the last ten trading days of such year, the Closing Price shall be the mean between the high bid and low asked prices for the Common Stock on the last trading day of such year. If the Company’s Common Stock ceases to be traded or quoted on the Nasdaq National Stock Market, the Closing Price for any year shall be based on the closing price of, or the high bid and low asked prices for, as the case may be, the Company’s Common Stock on the primary stock exchange or quotation system on which the Common Stock is traded or quoted (as determined by the Committee) or, if the Common Stock is not traded or quoted on an exchange or system, the mean between the high bid and low asked prices for the Company’s Common Stock quoted by a recognized securities dealer selected by the Committee that regularly quotes the Company’s Common Stock. If the Company’s Common Stock is not traded or quoted on any established stock exchange or established quotation system or regularly quoted by any recognized securities dealer on the last trading day of any year, there will be no Closing Price for such year, and the Company shall not pay all or part of the Performance Bonus for such year unless the conditions for payment of the Performance Bonuses are deemed to be met as provided below in connection with an acquisition of the Company.

In the event of an acquisition of the Company by means of a merger, acquisition of assets or acquisition by means of a tender or exchange offer or otherwise of a majority of the Common Stock of the Company in which holders of the Company’s Common Stock receive cash or other consideration for the Common Stock, the conditions for payment of the Performance Bonuses shall be deemed to be met, and they shall be paid

A-1

upon the completion of the acquisition, if the value of the per share consideration received by holders of the Company’s Common Stock in connection with the acquisition, as determined by the Compensation Committee, is equal to or higher than the Target Price for the year in which the acquisition is completed.

In the event of a stock dividend, a stock split, a reverse stock split or a recapitalization of the Company’s Common Stock, the Committee shall make an appropriate adjustment to the Target Price established for the year in which such event occurs and determine the equity security of the Company to which the adjusted Target Price will apply, in which event all references to Common Stock in the preceding paragraphs shall be deemed references to such equity security.

The Company shall not pay any Performance Bonuses unless the material terms of the performance goal under which they are to be paid, as defined in the Treasury Regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, are disclosed to and approved by the stockholders of the Company before December 31, 2006 in accordance with such regulations. If the Committee changes the material terms of the performance goal for any year within the meaning of such regulations, the Company shall not pay any Performance Bonuses for such year unless the revised material terms of the performance goal are disclosed to and approved by the stockholders of the Company before December 31 of such year.

A-2

The shares represented by this Proxy will be voted as directed herein, but if no directions are indicated, will be voted FOR the election of all nominees of the Board of Directors and FOR Items 2 and 3.

						Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

ITEM 1. ELECTION OF DIRECTORS
					FOR	AGAINST	ABSTAIN
Nominees:	01 Jack W. Brown 02 Richard H. Sherman, M.D.		ITEM 2.	PROPOSAL TO RATIFY SELECTION OF McGLADREY & PULLEN LLP AS AUDITORS FOR THE COMPANY	☐	☐	☐
					FOR	AGAINST	ABSTAIN
	FOR	WITHHOLD FOR ALL	ITEM 3.	APPROVAL OF PERFORMANCE-BASED BONUSES	☐	☐	☐
	☐	☐
Withheld for the nominee you list below: (Write that nominee’s name in the space provided below.)

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or quardian, please give full title as such.
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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/icui Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

  PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ICU MEDICAL, INC.

     The undersigned hereby appoints George A. Lopez, M.D. and Francis J. O’Brien, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ICU Medical, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 12, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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